Exhibit 99.1

MRV Reports Fourth-Quarter and Full-Year 2015 Results
- 2015 GAAP Operating loss improved $9.5 million to $3.8 million, from $13.3 million in 2014 -

CHATSWORTH, Calif.- March 8, 2016 -MRV Communications (NASDAQ: MRVC), provider of innovative solutions to service providers and data center operators, reported financial results for the three-and twelve-months ended December 31, 2015.

“2015 was truly a transformative year that established MRV as a network equipment pure play that specializes in carrier grade solutions for metro networks,” stated MRV President and CEO Mark Bonney. “Throughout the year, we enhanced our end-to-end packet and optical solutions portfolio, including introducing award winning products. We increased gross margins from 49% to 52% as our product mix increasingly emphasizes features that enable value-added services for our customers. Further, we continued to reduce our cost structure by implementing initiatives to improve efficiency and streamline infrastructure, which accelerates our path to profitability. In December, we completed the sale of our network integration business, and, as a result, we entered 2016 as a better capitalized, more efficient and more focused company with a product line that is well-positioned for growth.”

2015 Key Accomplishments

•	Sold Tecnonet S.p.A., receiving $21.6 million in 2015 and an additional $4.8 million in February 2016 from the Shares Purchase Agreement post-closing adjustment.

•	Increased OptiDriver® customer count to 85 at December 31, 2015, almost doubling the number of cumulative customers over the year including several new customers in the data center segment.

•	Established MRV as a provider of end-to-end solutions, with packet service delivery and switching/routing aggregation, packet optical transport and service orchestration.

•	Expanded relationships with Tier 1 customers with existing products, which were further broadened by the adoption of OptiPacket®.

•	Released major Pro-Vision® release, enabling full lifecycle service orchestration of packet and optical networks.

•	Enhanced the 100G offering with OptiPacket and OptiDriver and entered 2016 with expanded development efforts for higher capacity optical speeds of 200G in the OptiDriver product line.

•	Received the 2015 Data Center Excellence Award from infoTECH Spotlight for OptiDriver.

Financial Reporting
As the company sold Tecnonet S.p.A. on December 3, 2015, the Network Integration business is classified as a discontinued operation. As a result, MRV now reports a single segment, and SG&A now includes corporate expenses. Also, the company uses certain non-GAAP financial measures and a reconciliation of the non-GAAP measures to GAAP measures is provided in the attached table.

Fourth Quarter 2015 Results as compared to Fourth Quarter 2014

•
Revenue was $18.6 million, compared to $20.6 million. The decrease reflects a decline in sales of the legacy infrastructure management products along with short-term weakness in certain long-term, run-rate accounts.

•	Gross margin increased to 53.7% from 46.6%, principally as a result of an improved cost structure augmented by favorable product and geographic mix.

•	Operating expenses decreased to $11.7 million, from $13.2 million, reflecting efficiency and cost controls.

•	Operating loss improved $1.9 million to $1.7 million, from $3.6 million.

•	GAAP net loss from continuing operations improved to $4.5 million, or $0.65 per share, from $5.0 million, or $0.68 per share.

•	Non-GAAP net loss from continuing operations was $4.4 million, compared to $4.2 million.

•	Total GAAP net loss including discontinued operations was $6.7 million, or $0.96 per share, compared to $4.6 million, or $0.63 per share.

Full year December 31, 2015 Results as compared to Full year December 31, 2014

•
Total revenue was $88.2 million, compared to $86.5 million, reflecting an increase in optical transport and carrier Ethernet products partially offset by a decrease in legacy network and infrastructure management products.

•	Gross margin increased to 51.7% from 49.2%, reflecting the benefits of product and service differentiation as well as the contract manufacturing strategy.

•	Operating expenses decreased to $49.4 million, from $55.9 million, also reflecting efficiency and cost controls.

•	Operating loss improved $9.5 million to $3.8 million, from $13.3 million.

•	GAAP net loss from continuing operations improved to $6.8 million, or $0.97 per share, from $14.5 million, or $1.98 per share.

•	Non-GAAP net loss from continuing operations improved $6.7 million to $5.2 million, from $11.9 million.

•	Total GAAP net loss including discontinued operations was $7.2 million, or $1.02 per share, compared to $12.2 million, or $1.66 per share.

Balance Sheet Highlights
At December 31, 2015, cash and investments were $31.4 million, compared to $16.4 million at December 31, 2014. With the sale of Tecnonet, MRV not only received the cash proceeds set forth above, but it also eliminated all debt and improved its working capital by reducing its requirements for accounts receivable, inventory and accounts payable. During 2015, the company repurchased approximately 502,000 shares for $4.9 million.

Mr. Bonney concluded, “We have confidence in our future. At the core of that confidence is our belief that we are successfully positioning our product lines to align with our customers’ current need for more data and network capacity as well as a flexible and cost efficient 'pay as you grow' architecture, while also preparing to help our customers meet future needs including a strong migration path to software defined network and network function virtualization.”

Conference Call Information:
MRV Communication's fourth quarter 2015 financial results conference call is scheduled to take place on March 8, 2016 at 5:00 p.m. ET. To access the call in the U.S. please dial 1-888-466-4462, and for international calls dial 1-719-457-1035 approximately 10 minutes prior to the start of the conference. The conference ID is 8554549. The conference call will also be broadcast live at www.mrv.com where it will be available for replay for 90 days. In addition, a replay will be available via telephone for one business day, beginning two hours after the call. To listen to the replay, in the U.S. please dial 1-877-870-5176, and internationally dial 1-858-384-5517. The access code is 8554549.

About MRV Communications
MRV Communications (NASDAQ: MRVC) enables service providers and data center operators to make their networks smarter, faster and more efficient.  MRV’s end-to-end portfolio includes innovative packet, optical and software platforms designed for flexibility and reliability.  To learn more about MRV visit www.mrv.com and follow us on Twitter @MRVC.

Non-GAAP Measures
The company uses certain non-GAAP financial measures in this press release to supplement its consolidated financial statements, which are presented in accordance with GAAP. These non-GAAP measures include non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP basic and diluted income (loss) per share. The company's non-GAAP financial measures exclude the impact of stock-based compensation expense, fair value adjustments, litigation costs, severance and related restructuring costs, costs related to the sale of Tecnonet S.p.A. and other non-recurring expenses, which the company believes are not indicative of its core operating results. The company used these non-GAAP measures when evaluating its financial results as well as for internal resource management, planning and forecasting purposes. These non-GAAP measures should not be viewed in isolation from or as a substitute for the company's financial results in accordance with GAAP. A reconciliation of GAAP to non-GAAP measures is attached to this press release.

Certain revenue information is presented on a constant currency basis. The company presents this supplemental revenue information, because it believes doing so facilitates a comparison of its operating results from period to period without regard to changes resulting solely from fluctuations in currency rates. The company calculates constant currency revenue growth by comparing current-period revenues to prior-period revenues with both periods converted at the U.S. Dollar/local currency average foreign exchange rate for each month of the prior period for the currencies in which it does business.

Forward Looking Statements
This press release may contain statements regarding future financial and operating results of MRV, management's assessment of business trends, and other statements about management's future expectations, beliefs, goals, plans or prospects and those of the market segments in which MRV is engaged that are based on management's current expectations, estimates, forecasts and projections about MRV and its consolidated businesses and the respective market segments in which MRV's businesses operate, in addition to management's assumptions. Statements in this press release regarding MRV's future financial and operating results, which are not statements of historical facts, constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "appear," "believe," "estimate," "expect," "intend," "may," "should," "plan," "project," "contemplate," "target," "foresee," "goal," "likely," "will," and "would" or variations of such words and similar expressions, are intended to identify such forward-looking statements which are not statements of historical facts. These forward-looking statements are not guarantees of future performance nor guarantees that the events anticipated will occur or expected conditions will remain the same or improve. These statements involve certain risks, uncertainties and assumptions, the likelihood of which are difficult to assess and may not occur, including risks that each of its business segments may not make the expected progress in its respective market, or that management's long-term strategy may not achieve the expected results. Therefore, actual outcomes, performance and results may differ from what is expressed or forecast in such forward-looking statements, and such differences may vary materially from current expectations.

For further information regarding risks and uncertainties associated with MRV's businesses, please refer to the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" sections of MRV's SEC filings, including, but not limited to its annual report on Form 10-K for the year ended December 31, 2014, copies of which may be obtained by contacting MRV's investor relations department or by visiting MRV's website at http://www.mrv-corporate.com or the SEC's EDGAR website at http://www.sec.gov. All information in this release is as of March 8, 2016 unless otherwise stated. MRV undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in MRV's expectations.

IR Contact: Cathy Mattison/Kirsten Chapman, LHA, (415) 433-3777, ir@mrv.com

MRV Communications, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)

	Three months ended December 31		Twelve Months ended December 31
	2015	2014	2015	2014

Revenue:
Product revenue	$15,743	$17,978	$77,553	$76,828
Service revenue	2,819	2,592	10,646	9,710
Total revenue	18,562	20,570	88,199	86,538
Cost of Revenue:
Cost of product	7,489	9,831	38,496	39,705
Cost of services	1,110	1,146	4,123	4,232
Total cost of revenue	8,599	10,977	42,619	43,937
Gross profit	9,963	9,593	45,580	42,601
Operating expenses:
Product development and engineering	5,112	4,803	20,448	20,833
Selling, general and administrative	6,570	8,394	28,966	35,080
Total operating expenses	11,682	13,197	49,414	55,913
Operating loss	(1,719)	(3,604)	(3,834)	(13,312)
Interest income (expense)	(8)	29	(55)	(24)
Other income (expense), net	(21)	275	(48)	671
Loss from continuing operations before provision for income taxes	(1,748)	(3,300)	(3,937)	(12,665)
Provision for income taxes	2,783	1,695	2,871	1,873
Loss from continuing operations	(4,531)	(4,995)	(6,808)	(14,538)
Income (loss) from discontinued operations, net of income taxes of $8, $950, $1,311 and $2,430, respectively	(2,185)	364	(371)	2,383
Net loss	$(6,716)	$(4,631)	$(7,179)	$(12,155)

Net income (loss) per share — basic
From continuing operations	$(0.65)	$(0.68)	$(0.97)	$(1.98)
From discontinued operations	(0.31)	0.05	(0.05)	0.32
Net loss per share — basic	$(0.96)	$(0.63)	$(1.02)	$(1.66)

Net Income (loss) per share — diluted
From continuing operations	$(0.65)	$(0.68)	$(0.97)	$(1.98)
From discontinued operations	(0.31)	0.05	(0.05)	0.32
Net loss per share — diluted	$(0.96)	$(0.63)	$(1.02)	$(1.66)
Weighted average number of shares:
Basic	6,980	7,368	7,019	7,344
Diluted	6,980	7,368	7,019	7,344

MRV Communications, Inc.
Consolidated Balance Sheets
(In thousands, except par values)

	December 31, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$26,169	$16,142
Restricted time deposits	5,190	235
Accounts receivable, net	14,837	17,533
Inventories, net	10,226	11,810
Deferred income taxes	—	535
Other current assets	6,851	2,742
Current assets of discontinued operations	—	56,415
Total current assets	63,273	105,412
Property and equipment, net	4,050	4,533
Deferred income taxes	—	2,105
Intangible assets, net	1,153	1,364
Other assets	608	711
Non-current assets of discontinued operations	—	447
Total assets	$69,084	$114,572

Liabilities and stockholders' equity
Current liabilities:
Deferred consideration payable	$233	$233
Accounts payable	5,749	7,154
Accrued liabilities	9,972	10,557
Deferred revenue	7,642	8,711
Other current liabilities	196	297
Current liabilities of discontinued operations	—	31,379
Total current liabilities	23,792	58,331
Other long-term liabilities	3,846	4,304
Long-term liabilities from discontinued operations	—	967
Commitments and contingencies

Stockholders' equity:
Preferred Stock, $0.01 par value: Authorized — 1,000 shares; no shares issued or outstanding	—	—
Common Stock, $0.0017 par value:
Authorized — 16,000 shares
Issued — 8,341 shares in 2015 and 8,242 shares in 2014
Outstanding — 6,982 shares in 2015 and 7,386 in 2014	270	270
Additional paid-in capital	1,285,787	1,284,483
Accumulated deficit	(1,227,671)	(1,220,492)
Treasury stock — 1,359 shares in 2015 and 856 in 2014	(15,355)	(10,412)
Accumulated other comprehensive loss	(1,585)	(2,879)
Total stockholders' equity	41,446	50,970
Total liabilities and stockholders' equity	$69,084	$114,572

Consolidated Non-GAAP reconciliation
Three and Twelve Months Ended December 31, 2015 and 2014
(Unaudited, in thousands except per share data)

	Three months ended December 31		Twelve Months ended December 31
	2015	2014	2015	2014
Revenue:
GAAP revenue	$18,562	$20,570	$88,199	$86,538
Cost of revenue
GAAP cost of revenue	$8,599	$10,977	$42,619	$43,937
Stock-based charges	(41)	(26)	(131)	(113)
Non-GAAP adjusted cost of revenue	$8,558	$10,951	$42,488	$43,824

Gross profit:
GAAP gross profit	$9,963	$9,593	$45,580	$42,601
Stock-based charges	41	(29)	131	113
Non-GAAP adjusted gross profit	$10,004	$9,564	$45,711	$42,714
Gross Margin %	53.9%	46.5%	51.8%	49.4%

Operating expenses:
GAAP Product development and engineering	$5,112	$4,803	$20,448	$20,833
Stock-based charges	(71)	(44)	(232)	(166)
Non-GAAP Product development and engineering	$5,041	$4,759	$20,216	$20,667

GAAP Selling, general & administrative	$6,199	$6,570	$24,881	$28,841
Stock-based charges	(105)	(155)	(296)	(358)
Severance	(144)	(87)	(456)	(555)
Litigation costs	—	18	—	(64)
Non-GAAP Selling, general & administrative	$5,950	$6,346	$24,129	$27,864

GAAP Corporate charges	371	1,824	4,085	6,239
Stock-based charges	(144)	(15)	(460)	(295)
Severance	10	(215)	(27)	(351)
Litigation costs	—	(503)	—	(599)
Divestiture costs	385	—	—	—
Warrant revaluation charges	—	—	—	(406)
Non-GAAP Corporate charges	$622	$1,091	$3,598	$4,588

GAAP operating expenses	$11,682	$13,197	$49,414	$55,913
Stock-based charges	(320)	(214)	(988)	(819)
Severance	(134)	(302)	(483)	(906)
Litigation costs	—	(485)	—	(663)
Divestiture costs	385	—	—	—
Warrant revaluation charges	—	—	—	(406)
Non-GAAP operating expenses	$11,613	$12,196	$47,943	$53,119

Consolidated Non-GAAP reconciliation
(continued)
Three and Twelve Months Ended December 31, 2015 and 2014
(Unaudited, in thousands except per share data)

	Three months ended December 31		Twelve Months ended December 31
	2015	2014	2015	2014

GAAP operating loss	$(1,719)	$(3,604)	$(3,834)	$(13,312)
Stock-based charges	361	240	1,119	932
Severance	134	302	483	906
Litigation costs	—	485	—	663
Divestiture costs	(385)	—	—	—
Warrant revaluation charges	—	—	—	406
Non-GAAP operating loss	$(1,609)	$(2,577)	$(2,232)	$(10,405)

Net loss
GAAP net loss	$(4,531)	$(4,995)	$(6,808)	$(14,538)
Stock-based charges	361	240	1,119	932
Severance	134	302	483	906
Litigation costs	—	485	—	663
Divestiture costs	(385)	—	—	—
Warrant revaluation charges	—	—	—	406
Income tax impact	—	(194)	—	(265)
Non-GAAP adjusted net loss	$(4,421)	$(4,162)	$(5,206)	$(11,896)

Tecnonet discontinued operations	$(2,185)	$364	$(371)	$2,383

Non-GAAP adjusted net loss including Tecnonet Discontinued operations	$(6,606)	$(3,798)	$(5,577)	$(9,513)

Weighted average number of shares - Basic	6,980	7,368	7,019	7,344
GAAP EPS - Continuing operations	$(0.65)	$(0.68)	$(0.97)	$(1.98)
Non-GAAP EPS - Continuing operations	$(0.63)	$(0.56)	$(0.74)	$(1.62)

Weighted average number of shares - Diluted	6,980	7,368	7,019	7,344
GAAP EPS - Discontinued operations	$(0.31)	$0.05	$(0.05)	$0.32
Non-GAAP EPS - Discontinued operations	$(0.31)	$0.05	$(0.05)	$0.32